Exhibit 99
Investor Presentation, First Quarter 2008

About Us
RehabCare is a leading national provider of
physical rehabilitation services in conjunction with
1,200 hospitals and skilled nursing facilities in 42
states. We also own and/or operate 10 freestanding
rehabilitation and long-term acute care hospitals.

$712 million consolidated
revenues(1)
Contract Therapy Division
$402 million revenue - 56% of revenue (1)
• 1,038 skilled nursing facility programs
• 38 states
• 7.4 million annual patient visits
Hospital Rehabilitation Services Division
$161 million revenue - 23% of revenue (1)
• 153 hospital-based programs
• 31 states
• 45,000 inpatient and skilled nursing unit discharges/year
• 1.0 million annual outpatient visits
$106 million revenue -  15% of revenue (1)
Hospital Division
• 6 rehabilitation hospitals, 3 LTACHs (fourth LTACH opened in April 2008)
• 1 rehabilitation hospital minority owned (2)
• 5 states (3)
• 462 beds (3)
• Approximately 7,000 annualized patient discharges (3)
Other Healthcare Services Division
$43 million revenue -  6% of revenue (1)
• Phase 2 Consulting - consulting and care management for hospitals and health systems
• Polaris Group - consulting for long-term care facilities
• VTA Management Services - therapy and nurse staffing for New York
(1) For twelve months ended 3/31/08
(2) Not included in consolidated
 revenues
(3) These statistics include the
 minority-owned rehab hospital
Service Lines

(dollars in millions except per share)	1Q 08	4Q 07	3Q 07	2Q 07
Operating Revenues	$184.1	$173.6	$172.9	$181.1
Operating Earnings	8.4	9.0(1)	8.2(1)	4.2(2)
Net Earnings	4.5	5.1(1)	3.9(1)	1.7(2)
Diluted Earnings Per Share	$0.25	$0.29(1)	$0.22(1)	$0.09(2)
(1) Includes favorable net self-insurance accruals of approximately $1.4 million and $1.2 million, or
 $0.05 and $0.04 per diluted share after tax in Q4 and Q3, respectively, when compared to the quarterly run rate for these accruals in Q2.
(2) Includes a pretax intangible asset impairment charge of $4.9 million ($2.9 million after tax), or
 $0.17 per diluted share after tax.
• Sequential operating revenue growth across all divisions
• Operating earnings reflect higher first-quarter incentive accruals and more typical levels of self-insurance accruals
Consolidated Financial Summary

(Dollars in thousands)
Cash and Cash Equivalents
Total Assets
Total Debt
Stockholders’ Equity
Percent of Debt to Total Capital
12/31/07
3/31/08
$ 10,265
408,560
74,500
$244,022
23%
$ 15,218
415,685
75,700
$250,272
 23%
• Cash flow from operations totaled $4.1 million for
 three months ended March 31, 2008 and $47.3 million
 for the last twelve months
Consolidated Balance Sheet

The Contract Therapy division manages skilled nursing facility rehab programs that are designed to provide therapy intervention to both short-stay patients and long-term residents with a wide range of conditions, including neurological, orthopedic and other conditions common to the geriatric patient.
Competitive Landscape
 Owned
 • Self-Operation
 • Aegis (329)
 • Kindred - Peoplefirst  (228)
 • Genesis (220)
 • Sundance (107)
 • Skilled Healthcare (74)
 Managed
 • RehabCare (1,038)
 • Aegis (654)
 • Genesis (480)
 • Select Medical (400)
 • Sundance (309)
 • Kindred - Peoplefirst (318)
 • EnduraCare (270)
 • Skilled Healthcare (113)
Source: Information available from public filings or from company websites
Contract Therapy
Market Overview
 Market Size
 • 17,000 Medicare certified skilled nursing facilities

Contract Therapy
Performance
Dollars in millions	Q1 08	Q4 07	Q3 07	Q2 07
Operating Revenues	$104.3	$99.4	$98.3	$100.3
Operating Earnings	$3.8	$4.0(1)	$3.2(1)	$1.1
Number of Locations End of Period	1,038	1,064	1,085	1,110
 Outlook (assumes Part B therapy cap exception remains in place for 2008)
 • 4.5 - 5.5% operating earnings margins during 2008
 • Return to net additions in locations in 2008
•  Operating revenues reflect 7.2% sequential same store growth as a result of  increased patient volume and enhanced therapist efficiency
•  Operating earnings margin improves from 3.6% to 3.7% sequentially when excluding Q4 favorable adjustments for self-insurance accruals
(1) Includes favorable net self-insurance accruals of approximately $0.4 million in both Q4 and Q3 when compared to the accruals recorded in Q2. Excluding the favorable adjustments for self-insurance accruals, operating earnings would have been $3.6 million and $2.8 million in Q4 and Q3, respectively.

Part B Therapy Caps & Physician Fee Schedule (PFS)
 The President signed into law the Medicare, Medicaid and SCHIP
 Extension Act of 2007 (Extension Act) which includes:
 •  A six-month extension of the automatic exception process which essentially eliminates the annual limit on therapies for Part B
  Medicare beneficiaries - expires June 30, 2008
 •  A 0.5% increase in the PFS, which serves as the charge master for reimbursement for Part B therapy services, rather than the 10.1%
  scheduled reduction - expires June 30, 2008
 We are actively pursuing an 18-month extension of these provisions
Contract Therapy
Legislative/Regulatory Environment

Acute care hospital-based inpatient rehabilitation facilities in RehabCare’s Hospital
Rehabilitation Services (HRS) division are for patients who require early, intensive therapies (at least 3 hours/day 5 days/week) for recovery from stroke, brain injury, neurological disorders, amputation and other disabling injuries and illnesses. Outpatient therapy programs provide proactive, exercise-oriented therapy with hands-on treatment for individuals of all ages.
 Competitive Landscape (Acute care hospital-based IRFs)
 • Self-Operation
 • RehabCare (107)
 • Horizon Health (Specialty Rehab Mgmt) (23)
 • HealthSouth (11)
 • Milestone(1)
 • TherEx (formerly National Rehab Partners)(1)
(1) Private company or a subsidiary of a public company; number of locations is not available
Source: Information available from public filings or from company websites
Hospital Rehabilitation Services
Market Overview
 Market Size
 • 5,000 acute care hospitals (approximately 1,000 hospital-based IRFs)

Hospital Rehab Services
Performance
Dollars in millions	Q1 08	Q4 07	Q3 07	Q2 07
Operating Revenues	$40.2	$38.8	$40.3	$41.8
Operating Earnings	$4.6	$6.0(1)	$6.3(1)	$5.4
Number of Locations End of Period	153	154	154	161
IRF Discharges	10,276	10,190	10,173	10,786
75% Compliance Level (Avg)	62.7%	67.8%	64.9%	63.7%
 Outlook
 • Modest increase in IRF units during 2008 (opened 4 IRFs in Q1/08 compared to 7 openings for the entire year of 2007)
 • Resumption of 3 - 5% growth in same store discharges during 2008
 • Continued 12 - 15% operating margins
• First sequential top line improvement since second quarter 2005;
 sequential same store admissions growth of 4%
•  Operating earnings reflect Q1 higher incentive accruals and more typical levels of self-insurance accruals
(1) Includes favorable net self-insurance accruals of approximately $0.6 million and $0.5 million in Q4 and Q3, respectively, when compared to the accruals recorded in Q2. Excluding the favorable adjustments for self-insurance accruals, operating earnings would have been approximately $5.4 million and $5.8 million in Q4 and Q3, respectively.

IRF 75% Rule
The Extension Act:
 •  Permanently freezes the compliance threshold at 60% for cost reporting periods starting July 1, 2006
 •  Continues the use of comorbid conditions to qualify patients and averts a planned cut in reimbursement rates  for lower extremity joint procedures
 •  Requires HHS to conduct a study on patient access and eligibility for rehabilitation services
 •  Eliminates market basket updates through 2009
We believe the impact of the market basket elimination will be mitigated through higher patient volumes resulting from the freeze at 60%.
Recovery Audit Contractor (RAC) Program
Demonstration period ended and the first phase of 50-state rollout is soon to be underway with full expansion of the program expected to be completed by January
2010. We will continue to challenge and appeal all claims we believe have been inappropriately denied.
Proposed Rule for IRFs
CMS released their proposed rule for 2009. While we are continuing to analyze the rule, our initial findings reveal no significant impact for either our HRS or Hospital division. Final rule is due sometime in August of 2008.
Hospital Rehab Services
Legislative/Regulatory Environment

Inpatient rehabilitation facilities (IRFs) are equipped to treat patients with a wide range of debilitating injuries and illnesses, offering inpatient and outpatient services in a home-like environment. Long-term acute care hospitals (LTACHs) are specialty care hospitals designed for extended stay patients with complex and chronic conditions.
Hospital Division
Description and Locations
Arlington, TX
Providence, RI
St. Louis, MO
N. Kansas City, MO (opened April 2008)
Reading, PA
Tulsa, OK
Miami, FL
Houston, TX
New Orleans, LA
Amarillo, TX
Midland, TX
Austin, TX
Rome, GA
Lafayette, LA
Peoria, IL
10 current locations

7 future locations
Kokomo, IN

 Market Size:
 • 240+ IRFs
 Competitive Landscape
 • Select Medical (88)
 • Kindred (84)
 • Regency Hospital (23)
 • Triumph Healthcare (20)
 • LifeCare (20)
 • Vibra Healthcare (9)
 • Cornerstone Healthcare (9)
 • HealthSouth (6)
 • Ernest Health (7)
 • RehabCare (4)1
 Market Size:
 • 460+ LTACHs
 Freestanding IRFs
 LTACHs
1RehabCare’s fourth LTACH opened in April 2008
Source: Information available from public filings or from company websites
Hospital Division
Market Overview
 Competitive Landscape
 • HealthSouth (95)
 • RehabCare (7)
 • Ernest Health (6)
 • Select Medical (4)
 • Vibra Healthcare (4)
 • Centerre (3)

Hospital Division
Performance
Dollars in millions	Q1 08	Q4 07	Q3 07	Q2 07
Operating Revenues	$29.2	$25.7	$24.4	$27.0
Operating Earnings (loss)	$(0.3)	$(0.8)(2)	$(1.6)(2)	$(3.1)(1)

Number of IRFs End of Period	6	6	6	5
IRF Patient Discharges	1,212	1,104	1,060	1,006
75% Compliance Level (Avg)	59.7%	63.6%	63.7%	59.0%

Number of LTACHs End of Period	3	3	3	3
LTACH Patient Discharges	416	407	386	380
 Outlook
 • 13-15% EBITDA margins before corporate overhead in 2008 for group of
 8 hospitals in operation more than one year
 • $4.5 - $5.5 million of net EBITDA drag in 2008 for group of 5 hospitals in operation less than one year
• Sequential operating revenues growth of 13.8%; same store growth of 9.3%
• Q1/08 operating results impacted by $600,000 of start-up and ramp-up losses and investment in additional infrastructure support
(1) Includes a pretax impairment charge on a Louisiana Specialty Hospital intangible asset of $4.9 million, partially offset by net favorable cost report/contractual adjustments of $0.9 million.
(2) Includes favorable net self-insurance accruals of approximately $0.2 million in both Q4 and Q3 when compared to the accruals recorded in Q2. In addition, Q3 contains unfavorable contractual allowance adjustments of approximately $1.4 million. Excluding the favorable self-insurance accrual adjustments in Q4 and Q3 and the unfavorable contractual allowance adjustments in Q3, operating losses would have been $1.0 million and $0.4 million in Q4 and Q3, respectively.

RehabCare
delivering the post-acute continuum

Existing Hospitals

Announced Projects

05	06	07	08	09
Clear Lake Rehabilitation Hospital *Houston, Texas*				
West Gables Rehabilitation Hospital *Miami, Florida*			**The Specialty Hospital** *24-bed LTACH* *Rome, Georgia*	**Kokomo, Indiana** *26-bed LTACH* *Kokomo, Indiana*
MeadowBrook Specialty Hospital of Lafayette *Lafayette, Louisiana*	**Louisiana Specialty Hospital** *New Orleans, Louisiana*		**Northland LTACH** *35-bed LTACH* *North Kansas City, Missouri* *(Opened April 2008)*	**Providence, Rhode Island** *40-bed LTACH* *Providence, Rhode Island*
MeadowBrook Specialty Hospital of Tulsa *Tulsa, Oklahoma*	**RehabCare Rehabilitation Hospital-Permian Basin** *Midland, Texas*		**Rehabilitation Hospital of Rhode Island** *41-bed Rehab* *Providence, Rhode Island*	**The Reading Hospital and Medical Center** *60-bed LTACH* *West Reading, Pennsylvania*
Arlington Rehabilitation Hospital *Arlington, Texas*	**Northwest Texas Rehabilitation Hospital** *Amarillo, Texas*	**Central Texas Rehabilitation Hospital** *Austin, Texas* *(Phase I)*	**St. Luke's Rehabilitation Hospital** *35-bed Rehab* *St. Louis, Missouri*	**The Greater Peoria Specialty Hospital** *50-bed LTACH* *Peoria, Illinois*

Wholly Owned

Joint Venture

Hospital Division
Development Timeline
 • Division established in 2005 with the acquisition of
 MeadowBrook Healthcare
 • 10 existing hospitals, 5 in development, 2 awaiting State
 Attorney General approval
 • Anticipated 4-6 new projects/year

LTACH 25% Rule
 The Extension Act:
 •  Eliminates application of the 25% Rule for freestanding LTACHs and grandfathered
  LTACHs for next three years
 •  Eliminates the recent payment reductions for very short stay outlier cases for a three-
  year period
 •  Imposes a three-year moratorium on new LTACHs and new LTACH beds with some exceptions - we believe all of our announced LTACH JVs will not  be subject to this moratorium
 •  Requires a study by HHS to establish facility and patient criteria.
IRF 75% Rule
 •  Freestanding Hospitals are subject to the same 75% Rule provisions as previously discussed.
Proposed Rule for IRFs
 • CMS released their proposed rule for 2009. While we are continuing to analyze the rule, our initial findings reveal no significant impact for either our HRS or Hospital division. Final rule is due sometime in August of 2008.
Hospital Division
Legislative/Regulatory Environment

Intermediate
Long-Term
•  Open 4-6 joint ventures
 annually
• Standardize care
 management processes
 across Hospital and HRS
 divisions
•  Implement IT roadmap for
 improved clinical,
 revenue cycle, and data
 warehouse systems
•  Standardize and integrate
 back office processes and
 information systems
• Implement centralized
 support infrastructure
 for Hospital division
• Build out continuum of
 care delivery model
 around key market
 relationships
• Implement electronic
 medical record system
• Continue to address
 therapist supply issue
 through innovative
 programs like Allied
 Health Research Institute
 and partnerships with
 the Universities of
 Kansas and Missouri
 2008 Initiatives
• Return CT operating
 earnings margins to 4.5% -
 5.5%
• Achieve modest increase in
 HRS IRF units and
 resume 3-5% growth
 in same store discharges
• Roll out HRS product line
 to better match long-term
 client needs
•  Achieve Hospital EBITDA
 margin  before corporate
 overhead of 13-15% target
 for group of mature
 hospitals
• Roll out PatientPlus
 compensation program in
 CT division
Continuous Improvement
Initiatives

Rehab Care
delivering the post-acute continuum

Hospital
Medical/Surgical
HOME

Revenues (excluding StarMed)

$800
$600
$400
$200
$0
2002
2003
2004
2005
2006
2007

Investment Considerations
Why RehabCare?
Increasing market demand
Unique continuum of care model
Demonstrated ability to grow revenue
organically and through acquisitions
Proven ability to adapt to market
and regulatory changes
Expenditures for post-acute services:
Increase of 239% since 1998
Projected increase of 150% by 2016
Represents 12% of Medicare spending
75% rule, Part B therapy caps,
LTACH 25% rule, physician fee schedule
Over 25 years as one of the longest tenured post-acute providers

Forward-looking statements have been provided pursuant to the safe harbor provisions of the Private
Securities Litigation Reform Act of 1995. Such statements are based on the Company’s current expectations and could be affected by numerous factors, risks and uncertainties discussed in the
Company’s filings with the Securities and Exchange Commission, including the Company’s most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q and current reports on
Form 8-K. Do not rely on forward looking statements as the Company cannot predict or control many of the factors that ultimately may affect the Company’s ability to achieve the results estimated. The
Company makes no promise to update any forward looking statements whether as a result of changes in underlying factors, new information, future events or otherwise.
Safe Harbor